[EXHIBIT 23.1]

	CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
        ---------------------------------------------------

We hereby consent to the incorporation by reference in the following Registration Statements Under the Securities Act of 1933 as filed by Epicus Communications Group, Inc.:

Form S-8 dated March 20, 2000			SEC File No.: 333-32814
Form S-8 dated Feb 1, 2001			SEC File No.: 333-54752
Form S-8 dated April 24, 2001			SEC File No.: 333-59422
Form S-8 dated September 28, 2001		SEC File No.: 333-70454
Form S-8 dated May 6, 2002			SEC File No.: 333-87624
Form S-8 dated June 27, 2003			SEC File No.: 333-106577
Form S-8 dated February 27, 2004		SEC File No.: 333-113146

of our independent auditor's report dated July 23, 2004on the consolidated financial statements of Epicus Communications Group, Inc. and Subsidiaries as of May 31, 2004 and 2003 and for each of the two years ended May 31, 2004 and 2003, respectively, which report appears in the 2004 Annual Report on Form 10-KSB of Epicus Communications Group, Inc.


                                       /s/ S. W. Hatfield, CPA
                                       S. W. HATFIELD, CPA
Dallas, Texas
October 5, 2004